Bank of America 3Q16 Financial Results October 17, 2016

3Q16 Highlights 2 • Net income of $5.0B in 3Q16, or $0.41 per diluted common share – Pretax earnings of $7.3B increased 17% from 3Q15 • Revenue of $21.6B increased $0.6B, or 3%, from 3Q15 – Net interest income grew $0.3B, or 3% – Strong capital markets performance  Investment banking fees of $1.5B increased 13%  Sales and trading revenue of $3.6B improved 14% o Excluding net DVA, sales and trading revenue of $3.7B, up 18% 1 • Noninterest expense of $13.5B declined $0.5B, or 3%, from 3Q15 • Net charge-offs declined to $0.9B and net charge-off ratio down to 0.40% • Book value per share of $24.19 and tangible book value per share of $17.14 1 increased 8% and 11% from 3Q15 – Returned $2.2B in capital to common shareholders in 3Q16, including $1.4B in stock repurchases • Positive operating leverage across the business segments versus 3Q15, reflecting solid customer activity and continued expense management ____________________ 1 Represents a non-GAAP financial measure. For important presentation information, see slide 27.

3Q16 Results [1]

$ in billions, except per share data	3Q16	Inc/ (Dec) 2Q16	Inc/ (Dec) 3Q15
Summary Income Statement			
Total revenue, net of interest expense [2]	$21.6	$0.3	$0.6
Noninterest expense	13.5	(0.0)	(0.5)
Provision for credit losses	0.9	(0.1)	0.0
Net income	5.0	0.2	0.3
Diluted earnings per common share	$0.41	$0.00	$0.03
Average diluted common shares (in billions)	11.00	(0.06)	(0.20)

Return Metrics	3Q16	2Q16	3Q15
Return on average assets	0.90 %	0.88 %	0.84 %
Return on average common shareholders' equity	7.3	7.4	7.2
Return on average tangible common shareholders' equity [3]	10.3	10.5	10.4
Efficiency ratio [2]	62.3	63.4	66.4

Note: Amounts may not total due to rounding.

[1] Effective July 1, 2016, Bank of America changed its accounting method for the amortization of premiums and accretion of discounts related to certain debt securities carried at fair value and held-to-maturity under FASB Accounting Standards Codification (ASC) 310-20, *Nonrefundable fees and other costs* (formerly known as "SFAS 91"), from the prepayment method (also referred to as the retrospective method) to the contractual method. All prior periods presented have been updated to reflect this change in accounting method.

[2] Reported on a GAAP basis. On a fully-taxable equivalent (FTE) basis, revenue of $21.9B, $21.5B and $21.2B in 3Q16, 2Q16 and 3Q15, respectively and efficiency ratio of 61.7%, 62.7% and 65.7% in 3Q16, 2Q16 and 3Q15, respectively. For important presentation information, see slide 27.

[3] Represents a non-GAAP financial measure. For important presentation information, see slide 27.

Bank of America 3

$1,757 $632 $1,278 $800 $152 $1,813 $697 $1,553 $1,074 ($182) Consumer Banking GWIM Global Banking Global Markets All Other 3Q15 3Q16 3Q16 ROAAC 2 21% 17% 12% 21% Business Results 4 Net Income (Loss) ($MM) ____________________ 1 GWIM defined as Global Wealth & Investment Management. 2 ROAAC defined as return on average allocated capital. 3 Efficiency ratio shown on an FTE basis. Efficiency 3 74% 45% 61% 55% +3% +10% +22% +34% 1

Balance Sheet, Liquidity and Capital Highlights

$ in billions, except per share data	3Q16	2Q16	3Q15
Balance Sheet (end of period balances)			
Total assets	$2,195.3	$2,187.0	$2,153.0
Total loans and leases	905.0	903.2	882.1
Total deposits	1,232.9	1,216.1	1,162.0
Funding & Liquidity			
Long-term debt	$225.1	$229.6	$237.3
Global Liquidity Sources [1]	522	515	499
Time to Required Funding (in months) [1]	38	35	42
Equity			
Common shareholders' equity	$244.9	$242.2	$233.6
Common equity ratio	11.2 %	11.1 %	10.8 %
Tangible common shareholders' equity [2]	$173.5	$170.7	$161.6
Tangible common equity ratio [2]	8.2 %	8.1 %	7.8 %
Per Share Data			
Book value per common share	$24.19	$23.71	$22.40
Tangible book value per common share [2]	17.14	16.71	15.50
Common shares outstanding (in billions)	10.12	10.22	10.43

$ in billions	3Q16	2Q16	3Q15
Basel 3 Transition (as reported) [3, 4]			
Common equity tier 1 capital	$169.9	$166.2	$161.6
Risk-weighted assets	1,546	1,562	1,392
CET1 ratio	11.0 %	10.6 %	11.6 %
Basel 3 Fully Phased-in [3, 5, 6]			
Common equity tier 1 capital	$165.9	$161.8	$153.1
Standardized approach			
Risk-weighted assets	1,409	1,414	1,415
CET1 ratio	11.8 %	11.4 %	10.8 %
Advanced approaches			
Risk-weighted assets	$1,522	$1,542	$1,398
CET1 ratio	10.9 %	10.5 %	11.0 %
Supplementary leverage ratios (SLR) [1]			
Bank holding company SLR	7.1 %	6.9 %	6.4 %
Bank SLR	7.5	7.4	7.0

[1] See notes A, B and C on slide 25 for definition of Global Liquidity Sources, Time to Required Funding and Supplementary Leverage Ratio, respectively.

[2] Represents a non-GAAP financial measure. For important presentation information, see slide 27.

[3] Regulatory capital ratios are preliminary. Under the applicable bank regulatory rules, the Corporation is not required to and, accordingly, will not restate previously-filed capital ratios in connection with the change in accounting method related to certain debt securities. The cumulative impact of this change would have resulted in an insignificant pro forma change of the Corporation's capital ratios. Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures. For important presentation information, see slide 27. For a reconciliation of CET1 transition to fully phased-in, see slide 24.

[4] Prior to the fourth quarter of 2015, Bank of America was required to report regulatory capital using the Standardized approach. In connection with its exit from parallel run in the fourth quarter of 2015, Bank of America began to report regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy.

[5] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of September 30, 2016, BAC did not have regulatory approval for the IMM model.

[6] As previously disclosed, with the approval to exit parallel run, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets under the Advanced approaches beginning in the fourth quarter of 2015.

Bank of America
5

Loans & Leases and Deposits ____________________ Note: Amounts may not total due to rounding. $877 $886 $893 $900 $901 $0 $250 $500 $750 $1,000 3Q15 4Q15 1Q16 2Q16 3Q16 556 564 578 596 606 244 251 260 255 254 296 308 297 299 306 63 63 63 63 61 $1,159 $1,186 $1,198 $1,213 $1,227 $0 $250 $500 $750 $1,000 $1,250 3Q15 4Q15 1Q16 2Q16 3Q16 Consumer Banking GWIM Global Banking Other (GM and All Other) YoY +6% 233 235 238 243 249 134 137 139 141 143 309 319 329 334 334 66 69 69 70 69 $742 $760 $775 $788 $795 $0 $200 $400 $600 $800 3Q15 4Q15 1Q16 2Q16 3Q16 Consumer Banking GWIM Global Banking Global Markets YoY +7% 101 93 87 82 77 24 22 21 20 19 10 10 10 10 9 $135 $126 $118 $112 $105 $0 $50 $100 $150 3Q15 4Q15 1Q16 2Q16 3Q16 Residential mortgage Home equity Non-U.S. credit card Other YoY -22% Average Total Loans & Leases ($B) Average Loans & Leases in All Other ($B) Average Total Deposits ($B) Average Loans & Leases in Business Segments ($B) 6 YoY +3%

$932 $1,144 $1,068 $985 $888 0.43% 0.52% 0.48% 0.44% 0.40% 0.0% 0.5% 1.0% $0 $300 $600 $900 $1,200 3Q15 4Q15 1Q16 2Q16 3Q16 Net charge-offs Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. Asset Quality Trends 7 Net Charge-offs ($MM) Provision for Credit Losses ($MM) $806 $810 $997 $976 $850 $0 $300 $600 $900 $1,200 3Q15 4Q15 1Q16 2Q16 3Q16 • Total net charge-offs declined $97MM from 2Q16, due to improvements in both consumer and commercial • Net charge-off ratio declined 4bps from 2Q16 to 0.40% • Provision expense of $850MM declined $126MM from 2Q16, driven primarily by commercial – Net reserve release of $38MM in 3Q16 versus $9MM in 2Q16 • Allowance for loan and lease losses of $11.7B; represents 1.30% of total loans and leases 1

Asset Quality – Consumer Portfolio 8 Consumer Net Charge-offs ($MM) $821 $958 $917 $849 $778 0.71% 0.84% 0.82% 0.76% 0.69% 0.0% 0.5% 1.0% 1.5% 2.0% $0 $300 $600 $900 $1,200 3Q15 4Q15 1Q16 2Q16 3Q16 Credit card Other Net charge-off ratio ____________________ 1 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 2 Excludes loans measured at fair value. Consumer 30+ Days Performing Past Due ($B) 1 10.5 9.8 8.2 7.4 6.9 4.3 4.3 3.8 3.9 3.9 $14.8 $14.1 $12.0 $11.3 $10.8 $0 $5 $10 $15 $20 3Q15 4Q15 1Q16 2Q16 3Q16 Fully-insured Non fully-insured • Consumer net charge-offs decreased $71MM compared to 2Q16, driven primarily by lower losses in the consumer real estate and credit card portfolios – Net charge-off ratio declined 7bps to 0.69% • Provision expense of $705MM declined modestly from 2Q16 • Nonperforming loans and leases (NPLs) declined $355MM compared to 2Q16, driven primarily by consumer real estate NPL sales and portfolio improvement – 40% of consumer NPLs are current • Allowance for loan and lease losses of $6.4B, which covers 1.42% of loans and leases – Allowance covers 2.06x current period annualized net charge- offs compared to 1.92x in 2Q16 Consumer Asset Quality Metrics ($MM) 3Q16 2Q16 3Q15 Provis ion $705 $733 $542 N n erforming loans and leases 6,350 6,705 8,697 % of loans and leases 2 1.41% 1.49% 1.92% Al lowance for loans and leases $6,379 $6,543 $7,952 % of loans and leases 2 1.42% 1.45% 1.75% # times annual ized NCOs 2.06x 1.92x 2.44x

Asset Quality – Commercial Portfolio 9 Commercial Net Charge-offs ($MM) $111 $186 $151 $136 $110 0.11% 0.17% 0.14% 0.12% 0.10% 0.0% 0.1% 0.2% 0.3% 0.4% $0 $100 $200 3Q15 4Q15 1Q16 2Q16 3Q16 C&I Small Business and Other Net charge-off ratio Commercial Asset Quality Metrics ($MM) 3Q16 2Q16 3Q15 Provis ion $145 $243 $264 Reservable cri ticized uti l i zed exposure 16,938 18,087 13,028 Nonperforming loans and leases 1,999 1,659 1,102 % of loans and leases 1 0.45% 0.37% 0.26% Al lowance for loans and leases $5,313 $5,294 $4,705 % of loans and leases 1 1.19% 1.19% 1.12% • Commercial net charge-offs decreased $26MM from 2Q16, driven primarily by lower Energy-related losses – Net charge-off ratio declined 2bps to 0.10% • Provision expense declined $98MM from 2Q16 reflecting portfolio improvement • NPLs increased $340MM from 2Q16, driven by Metals & Mining and Energy • Reservable criticized utilized exposure decreased $1.1B from 2Q16, with improvements across several industries ____________________ 1 Excludes loans measured at fair value. Nonperforming Loans and Leases ($B) $1.1 $1.2 $1.6 $1.7 $2.0 0.26% 0.28% 0.36% 0.37% 0.45% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% $0.0 $1.0 $2.0 $3.0 3Q15 4Q15 1Q16 2Q16 3Q16 Th o u sa n d s NPLs % of loans and leases 1

Net Interest Income 1 10 • Net interest income of $10.2B ($10.4B FTE 2) increased $0.3B from 3Q15 as the benefits from loan growth, higher short-end rates and increased debt securities balances offset the decline from lower long-end rates – Net interest yield increased 4bps to 2.23% • NII increased $0.1B from 2Q16, due primarily to one additional interest accrual day and lower funding costs, partially offset by lower average long-end rates • We remain well positioned for NII to benefit as rates move higher – +100bps parallel shift in interest rate yield curve is estimated to benefit NII by $5.3B over the next 12 months, of which 60% is driven by short-end rates 4 ____________________ 1 Effective July 1, 2016, Bank of America changed its accounting method for the amortization of premiums and accretion of discounts related to certain debt securities carried at fair value and held-to- maturity under FASB Accounting Standards Codification (ASC) 310-20, Nonrefundable fees and other costs (formerly known as “SFAS 91”), from the prepayment method (also referred to as the retrospective method) to the contractual method. All prior periods presented have been updated to reflect this change in accounting method. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 27. 3 4Q15 included $0.6B reduction to NII for certain subordinated notes related to trust preferred securities. 4 NII asset sensitivity represents banking book positions. Net Interest Income (FTE, $B) 2 $9.9 $9.7 $10.5 $10.1 $10.2 $10.1 $9.9 $10.7 $10.3 $10.4 $0 $2 $4 $6 $8 $10 $12 3Q15 4Q15 1Q16 2Q16 3Q16 Net interest income (GAAP) FTE adjustment 4Q15 included $0.6B reduction related to Trups 3 2.19% 2.14% 2.33% 2.23% 2.23% 0% 1% 2% 3% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q15 included 13bps reduction related to Trups 3 Net Interest Yield (FTE) 2

Expense Highlights ____________________ Note: Amounts may not total due to rounding. • Total noninterest expense of $13.5B in 3Q16 declined $0.5B, or 3%, from 3Q15, driven by improvements in mortgage servicing costs and broad-based reductions in operating and support costs – Expense was relatively flat versus 2Q16 as general expense improvement was mostly offset by an expected increase in FDIC expense • Personnel costs declined 2% from 3Q15, reflecting lower staffing levels, partially offset by higher revenue-related incentive compensation • Non-personnel costs decreased 5% from 3Q15, driven by a reduction in operating and support costs across most categories • Litigation expense of $250MM in 3Q16 versus $270MM in 2Q16 and $231MM in 3Q15 • FTE headcount down 3% from 3Q15 as reductions in support and operations more than offset increases in sales staff Noninterest Expense ($B) Full-time Equivalent Employees (FTEs, 000's) 11 215 213 213 211 209 0 50 100 150 200 250 3Q15 4Q15 1Q16 2Q16 3Q16 7.8 7.5 8.9 7.7 7.7 6.1 6.5 6.0 5.8 5.8 $13.9 $14.0 $14.8 $13.5 $13.5 $0 $4 $8 $12 $16 3Q15 4Q15 1Q16 2Q16 3Q16 Personnel Non-personnel $MM 3Q16 vs 3Q15 Personnel ($125) Occupancy (23) Equipment (56) Marketing (35) Professional fees (137) Amortization of intangibles (26) Data processing (46) Telecommunications (21) Other general operating 11 Non-personnel (333) Total noninterest expense ($458)

Consumer Banking

$ in millions	3Q16	Inc/(Dec) 2Q16	3Q15
Net interest income [1]	$5,290	$83	$197
Noninterest income	2,678	90	(210)
Total revenue, net of interest expense [1]	7,968	173	(13)
Provision for credit losses	698	(28)	175
Noninterest expense	4,371	(43)	(340)
Income tax expense [1]	1,086	108	96
Net income	$1,813	$136	$56

Selected revenue items ($ in millions)	3Q16	2Q16	3Q15
Card income	$1,218	$1,216	$1,248
Service charges	1,072	1,011	1,057
Mortgage banking income	297	267	290

Key Indicators ($ in billions)	3Q16	2Q16	3Q15
Average deposits	$605.7	$596.5	$556.0
Rate paid on deposits	0.04 %	0.04 %	0.04 %
Cost of deposits [2]	1.59	1.62	1.81
Average loans and leases	$248.7	$242.9	$233.1
Client brokerage assets	138.0	131.7	117.2
Mobile banking active users (MM)	21.3	20.2	18.4
Number of financial centers	4,629	4,681	4,741
Combined credit / debit purchase volumes [3]	$128.6	$128.8	$125.8
Total U.S. consumer credit card risk-adjusted margin [3]	9.11 %	8.79 %	9.51 %
Return on average allocated capital (ROAAC)	21	20	21
Allocated capital	$34	$34	$33
Efficiency ratio [1]	55 %	57 %	59 %

- Net income of $1.8B, up 3% from 3Q15; ROAAC of 21%
  - Pretax, pre-provision net revenue of $3.6B, up 10% [4]
- Revenue of $8.0B relatively flat to 3Q15
  - NII improvement driven by strong deposit growth
  - Noninterest income decreased, due primarily to the absence of gains on divestitures ($0.2B) recorded in 3Q15
- Provision increased from 3Q15; net reserve release of $12MM in 3Q16 versus $186MM in 3Q15
- Noninterest expense decreased 7% from 3Q15, driven by improved operating efficiencies and lower fraud costs, partially offset by higher FDIC expense
  - Financial centers reduced by 112 to 4,629
  - Efficiency ratio improved to 55% from 59%
- Average deposits of $606B grew $50B, or 9%, from 3Q15; cost of deposits declined to 1.59% [2]
- Average loans and leases of $249B grew $16B, or 7%, from 3Q15
- Total mortgage production of $20.4B, up $3.6B from 3Q15 [5]
  - First mortgage production pipeline is up 14% from 2Q16 and up 53% from 3Q15
- Client brokerage assets of $138B, grew $21B from 3Q15, driven by flows and higher market valuations; new accounts up 11%
- Combined debit and credit spending up 2% from 3Q15; up 5% adjusted for the impact of divestitures in prior periods
  - New U.S. consumer credit card issuance of 1.3MM, highest level since 2008
- Mobile banking active users of 21.3MM, up 16% from 3Q15; 18% of deposit transactions completed through mobile devices

[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Includes portfolios in Consumer Banking and GWIM.
[4] Represents a non-GAAP financial measure and is calculated as total revenue, net of interest expense (on an FTE basis) less noninterest expense.
[5] Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit.

Bank of America
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Consumer Banking Trends 13 • #1 U.S. Retail Deposit Market Share 1 • #1 Home Equity Lender (Inside Mortgage Finance YTD 2Q16) • #2 bank in J.D. Power 2015 U.S. Primary Mortgage Origination Satisfaction Study • #3 in U.S. Credit Card Balances 2 • #1 in Prime Auto Credit distribution of new originations among peers 3 • #2 Small Business Lender (FDIC 2Q16) ____________________ Note: Amounts may not total due to rounding. 1 Source: Preliminary estimate based on June 2016 FDIC deposit data, adjusted to remove commercial balances. 2 Source: Competitor 2Q16 earnings releases. 3 Largest percentage of 740+ Scorex customers among key competitors as of July 2016. Source: Total Units Experian Autocount Risk Loan Analysis Scorex + (Loans, New & Used, Franchised Dealers). 4 FTE basis. 5 Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. Leading Consumer Franchise – 88% primary checking accounts 558 578 598 599 618 235 239 241 247 251 117 123 127 132 138 $910 $939 $965 $978 $1,007 $0 $300 $600 $900 $1,200 3Q15 4Q15 1Q16 2Q16 3Q16 Deposits Loans and leases Client brokerage assets Consumer Client Balances (EOP, $B) 5.1 5.2 5.3 5.2 5.3 2.9 2.8 2.5 2.6 2.7 $8.0 $8.0 $7.9 $7.8 $8.0 $0 $3 $6 $9 3Q15 4Q15 1Q16 2Q16 3Q16 Net interest income Noninterest income 85 86 84 84 85 42 43 45 48 49 50 49 48 48 47 38 40 43 46 50 18 18 18 18 18 $233 $235 $238 $243 $249 $0 $100 $200 $300 3Q15 4Q15 1Q16 2Q16 3Q16 U.S. consumer credit card Consumer vehicle lending Home equity Residential mortgage Other Average Loans and Leases ($B) 13.7 13.5 12.6 16.3 16.9 3.1 3.5 3.8 4.3 3.5 $16.9 $17.0 $16.4 $20.6 $20.4 $0 $5 $10 $15 $20 $25 3Q15 4Q15 1Q16 2Q16 3Q16 Residential mortgage loans Home equity Total Mortgage Production ($B) 5 $4.7 $4.6 $4.5 $4.4 $4.4 59% 58% 58% 57% 55% 40% 50% 60% 70% $0 $1 $2 $3 $4 $5 3Q15 4Q15 1Q16 2Q16 3Q16 Th o u sa n d s Noninterest expense Efficiency ratio Total Expense ($B) and Efficiency 4 4 Total Revenue ($B) 4 4 4

5 10 13 114 Financial center Phone ATM Digital Digital Banking Trends 31.6 31.7 32.6 33.0 33.7 0 10 20 30 40 3Q15 4Q15 1Q16 2Q16 3Q16 Digital Appointments (000’s) $229 $233 $237 $246 $243 $0 $100 $200 $300 3Q15 4Q15 1Q16 2Q16 3Q16 Digital Transfers and Bill Payments ($B) 18.4 18.7 19.6 20.2 21.3 14% 15% 16% 17% 18% 0% 10% 20% 30% 0 5 10 15 20 25 3Q15 4Q15 1Q16 2Q16 3Q16 Active mobile users Mobile % of total deposit transactions Active Online Banking Accounts (MM) Active Mobile Users (MM) 161 192 263 289 343 0 100 200 300 400 3Q15 4Q15 1Q16 2Q16 3Q16 Th o u sa n d s • #1 in Online Banking Functionality 1 • #1 in Mobile Banking Functionality 2 • #1 in Digital Sales Functionality 3 • Deployed 3,500+ digital ambassadors in financial centers • Digital sales represent 18% of total sales – 25% of digital sales through mobile • 4,500+ cardless-enabled ATMs (launched in 1Q16) Leading Digital Capabilities ____________________ 1 Source: Keynote, 2Q16 Online Banker Scorecard. 2 Source: Forrester, 2016 US Mobile Banking Functionality Benchmark. 3 Source: Forrester, 2015 US Bank Digital Sales Functionality Benchmark. 4 Represents average number of weekly interactions by channel during 3Q16. Weekly Channel Usage (MM) 4 14 YoY +21% YoY -8% (mobile & online)

Global Wealth & Investment Management

$ in millions	3Q16	Inc/(Dec) 2Q16	3Q15
Net interest income [1]	$1,394	($9)	$34
Noninterest income	2,985	(37)	(108)
Total revenue, net of interest expense [1]	4,379	(46)	(74)
Provision for credit losses	7	(7)	9
Noninterest expense	3,257	(31)	(213)
Income tax expense [1]	418	(2)	65
Net income	$697	($6)	$65

Key Indicators ($ in billions)	3Q16	2Q16	3Q15
Average deposits	$253.8	$254.8	$244.0
Average loans and leases	143.2	141.2	134.3
Net charge-off ratio	0.03 %	0.04 %	0.05 %
Long-term AUM flows	$10.2	$10.1	$4.4
Pretax margin	25 %	25 %	22 %
Return on average allocated capital	21	22	21
Allocated capital	$13	$13	$12

- Net income of $0.7B, up 10% from 3Q15; ROAAC of 21%
  - Pretax margin of 25%, up from 22% in 3Q15
- Revenue of $4.4B, down 2% from 3Q15
  - NII increased reflecting the benefits from growth in loan and deposit balances
  - Noninterest income declined, due primarily to lower transactional revenue
- Noninterest expense decreased 6% from 3Q15, due to the expiration of fully amortized advisor retention awards and lower operating and support costs, partially offset by higher FDIC expense
- Wealth advisors grew 2% from 3Q15 to 18,248 [2]
- Client balances of nearly $2.5T increased $71B from 2Q16, driven by higher market valuations and positive long-term AUM flows
- Average deposits of $254B increased $10B, or 4%, from 3Q15; declined $1B, or 0.4%, from 2Q16, driven primarily by seasonal tax payments in the prior quarter
- Average loans and leases of $143B increased $9B, or 7%, from 3Q15 and increased $2B, or 1%, from 2Q16; 26th consecutive quarter of loan growth

[1] FTE basis.
[2] Includes financial advisors in Consumer Banking of 2,179 and 2,050 in 3Q16 and 3Q15.

Bank of America

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Global Wealth & Investment Management Trends 16 Market Share Positioning Average Loans and Leases ($B) Average Deposits ($B) • #1 U.S. wealth management market position across client assets, deposits and loans 1 • #1 in personal trust assets under management 2 • #1 in Barron’s U.S. high net worth client assets (2016) • #1 in Barron’s Top 1,200 ranked Financial Advisors (2016) and Top 100 Women Advisors (2016) 1,136 1,154 1,172 1,191 1,218 877 901 891 832 871 246 261 261 251 253 139 142 143 146 148 $2,398 $2,458 $2,466 $2,419 $2,490 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 3Q15 4Q15 1Q16 2Q16 3Q16 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 4 61 62 63 64 66 43 43 43 43 43 28 28 30 30 31 3 3 3 3 3 $134 $137 $139 $141 $143 $0 $50 $100 $150 3Q15 4Q15 1Q16 2Q16 3Q16 Consumer real estate Securities-based lending Structured lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: Competitor 2Q16 earnings releases. 2 Source: Industry 2Q16 call reports. 3 FTE basis. 4 Other includes brokerage assets and assets in custody. Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. Approximately $80B of BofA Global Capital Management’s AUM were sold in 2Q16. 2.1 2.1 2.0 2.0 2.1 1.0 1.0 0.9 1.0 0.9 1.4 1.4 1.5 1.4 1.4 $4.5 $4.5 $4.5 $4.4 $4.4 $0 $1 $2 $3 $4 $5 3Q15 4Q15 1Q16 2Q16 3Q16 Asset management fees Brokerage / Other Net interest income Revenue ($B) 3 $244 $251 $260 $255 $254 $0 $50 $100 $150 $200 $250 $300 3Q15 4Q15 1Q16 2Q16 3Q16 3

Global Banking

$ in millions	3Q16	Inc/(Dec) 2Q16	3Q15
Net interest income [1]	$2,470	$46	$155
Noninterest income [2]	2,278	8	257
Total revenue, net of interest expense [1,2]	4,748	54	412
Provision for credit losses	118	(81)	(63)
Noninterest expense	2,151	25	(10)
Income tax expense [1]	926	53	210
Net income	$1,553	$57	$275

Selected Revenue Items ($ in millions)	3Q16	2Q16	3Q15
Total Corporation IB fees (excl. self-led) [2]	$1,458	$1,408	$1,287
Global Banking IB fees [2]	795	799	752
Business Lending revenue	2,273	2,245	2,052
Global Transaction Services revenue	1,594	1,558	1,552

Key Indicators ($ in billions)	3Q16	2Q16	3Q15
Average deposits	$306.2	$298.8	$296.3
Average loans and leases	334.4	334.4	308.7
Net charge-off ratio	0.07 %	0.10 %	0.07 %
Return on average allocated capital	17	16	14
Allocated capital	$37	$37	$35
Efficiency ratio [1]	45 %	45 %	50 %

- Net income of $1.6B increased 22% from 3Q15; ROAAC of 17%
- Revenue grew 10% from 3Q15
  - NII improvement driven by increased loans and leasing-related balances
  - Noninterest income increased due to the impact from loans and related loan hedging activities in the fair value option portfolio, higher investment banking (IB) fees and treasury-related revenues
- Total Corporation IB fees of $1.5B (excl. self-led) increased 13% from 3Q15, driven by higher debt and equity issuance fees, partially offset by lower advisory fees
  - Ranked #3 in global IB fees [3]
- Provision declined from both comparative periods
- Noninterest expense decreased modestly from 3Q15 as lower operating and support costs were partially offset by higher revenue-related incentive compensation and FDIC expense
- Average loans and leases of $334B increased 8% from 3Q15, driven by growth in C&I
  - Balances were relatively flat versus 2Q16 as modest growth in middle market was offset by a decline in corporate
- Average deposits of $306B grew 3% from 3Q15, due to new and existing client growth

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Ranking per Dealogic as of October 3, 2016.

Bank of America
17

Global Banking Trends 18 ____________________ Note: Amounts may not total due to rounding. 1 Rankings per Dealogic for the third quarter as of October 3, 2016; excludes self-led deals. U.S. municipal bonds ranking per Thomson Reuters. 2 Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities. 3 FTE basis. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 78% 78% 78% 77% 76% 22% 22% 22% 23% 24% $296 $308 $297 $299 $306 $0 $50 $100 $150 $200 $250 $300 $350 3Q15 4Q15 1Q16 2Q16 3Q16 Noninterest-bearing Interest-bearing 748 617 669 889 908 188 286 188 232 261 391 408 346 333 328 (40) (39) (50) (46) (39) $1,287 $1,272 $1,153 $1,408 $1,458 3Q15 4Q15 1Q16 2Q16 3Q16 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) 2 • Top 3 ranking by volumes in high-yield corporate debt, leveraged loans, asset-backed securities, investment grade corporate debt, syndicated loans and debt capital markets; #1 ranking in U.S. municipal bonds 1 • Best Bank for Cash Management (Global), Transaction Banking Awards (The Banker ‘16) • World’s Best Bank for Financing and Diversity (Euromoney ‘16) • Most Innovative Bank for Syndicated Loans (The Banker ’16) • Relationships with 80% of the Global Fortune 500; 96% of the U.S. Fortune 1,000 (2016) 2.3 2.5 2.5 2.4 2.5 0.8 0.7 0.6 0.8 0.8 0.7 0.7 0.7 0.8 0.8 0.5 0.6 0.5 0.7 0.7 $4.3 $4.6 $4.5 $4.7 $4.7 $0 $2 $4 $6 3Q15 4Q15 1Q16 2Q16 3Q16 Net interest income IB fees Service charges All other income Revenue ($B) 2, 3 4 150 157 160 163 164 142 145 151 154 153 17 17 17 17 18 $309 $319 $329 $334 $334 $0 $50 $100 $150 $200 $250 $300 $350 3Q15 4Q15 1Q16 2Q16 3Q16 Commercial Corporate Business Banking 3 Average Deposits ($B) Business Leadership Average Loans and Leases ($B)

Global Markets

$ in millions	3Q16	Inc/(Dec) 2Q16	Inc/(Dec) 3Q15
Net interest income [1]	$1,119	$31	$25
Noninterest income [2]	3,240	20	584
Total revenue, net of interest expense [1,2]	4,359	51	609
Net DVA	*(127)*	*37*	*(139)*
Total revenue (excl. net DVA) [1,2,3]	*4,486*	*14*	*748*
Provision for credit losses	19	24	(23)
Noninterest expense	2,658	77	(39)
Income tax expense [1]	608	(11)	397
Net income	$1,074	($39)	$274
Net income (excl. net DVA) [3]	*$1,153*	*($62)*	*$360*

Selected Revenue Items ($ in millions)	3Q16	2Q16	3Q15
Sales and trading revenue	$3,600	$3,537	$3,158
Sales and trading revenue (excl. net DVA) [3]	3,727	3,701	3,146
FICC (excl. net DVA)	2,767	2,615	1,992
Equities (excl. net DVA)	960	1,086	1,154
Global Markets IB fees [2]	645	603	521

Key Indicators ($ in billions)	3Q16	2Q16	3Q15
Average trading-related assets	$415.4	$411.3	$431.2
Average 99% VaR ($ in MM) [4]	40	46	51
Average loans and leases	69.0	69.6	66.3
Return on average allocated capital	12 %	12 %	9 %
Allocated capital	$37	$37	$35
Efficiency ratio [1]	61 %	60 %	72 %

- Net income of $1.1B in 3Q16; ROAAC of 12%
  - Excluding net DVA, net income of $1.2B increased 45% [3]
- Revenue, excluding net DVA, increased 20% from 3Q15, driven primarily by improved sales and trading results as well as higher capital markets IB fees [3]
- Sales and trading revenue of $3.6B, up 14% from 3Q15
  - FICC up 32% to $2.6B and Equities down 17% to $1.0B
- Excluding net DVA, sales and trading revenue of $3.7B [3] increased 18% from 3Q15 and 1% from 2Q16
  - FICC revenue increased $0.8B, or 39%, from 3Q15, due to stronger performance globally across credit products led by mortgages as well as continued strength in rates products and client financing
  - Equities revenue decreased $0.2B, or 17%, from 3Q15, due to lower levels of client activity in cash and derivatives, reflecting lower market volatility
- Noninterest expense decreased 1% versus 3Q15 as higher revenue-related compensation was more than offset by lower operating and support costs

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure; see note D on slide 25.
[4] See note E on slide 25 for definition of VaR.

Bank of America

19

Global Markets Trends and Revenue Mix 20 2.0 2.6 2.8 1.2 1.1 1.0 $3.1 $3.7 $3.7 $0 $1 $2 $3 $4 $5 3Q15 2Q16 3Q16 FICC Equities $431 $411 $415 $51 $46 $40 $0 $25 $50 $75 $100 $0 $100 $200 $300 $400 $500 3Q15 2Q16 3Q16 Avg. trading-related assets Avg. VaR • #1 Global Research Firm for 5th Consecutive Year (Institutional Investor ’15) • #1 in Global Equities trading commissions in 2015 (Greenwich Associates) • Global Clearing Bank of the Year (Global Capital ‘16) • 2016 Greenwich Share LeaderSM in Overall U.S. Fixed Income • #2 All-America Fixed Income Sales Team (Institutional Investor ’16) ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. Reported sales & trading revenue was $3.6B, $3.5B and $3.2B for 3Q16, 2Q16 and 3Q15, respectively. Reported FICC sales & trading revenue was $2.6B, $2.5B and $2.0B for 3Q16, 2Q16 and 3Q15, respectively. Reported equities sales & trading revenue was $1.0B, $1.1B and $1.1B for 3Q16, 2Q16 and 3Q15, respectively. See note D on slide 25. 2 Macro includes G10 FX, rates and commodities products. 3 See note E on slide 25 for definition of VaR. 62% 38% Credit / other Macro 60% 40% U.S. / Canada International Business Leadership 2016 YTD Total FICC S&T Revenue Mix (excl. net DVA) 1 2016 YTD Global Markets Revenue Mix (excl. net DVA) 1 2 Sales & Trading Revenue (excl. net DVA) ($B) 1 Average Trading-related Assets ($B) and VaR ($MM) 3

All Other [1]

$ in millions	3Q16	Inc/(Dec) 2Q16	3Q15
Net interest income [2]	$156	($63)	($109)
Noninterest income	253	185	(181)
Total revenue, net of interest expense [2]	409	122	(290)
Provision for credit losses	8	(34)	(54)
Noninterest expense	1,044	(40)	144
Income (loss) before income taxes [2]	(643)	196	(380)
Income tax expense (benefit) [2]	(461)	172	(46)
Net income (loss)	($182)	$24	($334)

Selected Revenue Items ($ in millions)	3Q16	2Q16	3Q15
Mortgage banking income	$291	$44	$115
Gains on sales of debt securities	51	249	436

- Net loss of $0.2B in 3Q16, which included a $350MM tax charge as a result of a change in the U.K. corporate tax rate
- Revenue declined $0.3B from 3Q15, driven by fewer gains on sales of debt securities and lower NII, partially offset by higher valuations of mortgage servicing rights
- Provision declined from 3Q15, driven primarily by lower loans and leases from continued run-off of non-core mortgages
- Noninterest expense increased $0.1B from 3Q15, driven by litigation expense

[1] All Other consists of ALM activities, equity investments, the international consumer card business, non-core mortgage loans and servicing activities, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments which is comprised of a portfolio of equity, real estate and other alternative investments.

[2] FTE basis.

Bank of America
21

Key Takeaways 22 • Solid earnings with year-over-year improvement in all business segments • Revenue growth reflected higher NII and improved capital markets results • Generated positive operating leverage and improved efficiency • Strong deposit growth driven by good customer activity • Asset quality remains strong • Grew tangible book value while returning more capital to shareholders • Focused on delivering responsible growth

Appendix

Regulatory Capital Reconciliations ($MM) [1, 2]

Regulatory Capital – Basel 3 transition to fully phased-in	3Q16	2Q16	3Q15
Common equity tier 1 capital (transition)	$169,925	$166,173	$161,649
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(3,143)	(3,496)	(5,554)
Accumulated OCI phased in during transition	188	359	(1,018)
Intangibles phased in during transition	(853)	(907)	(1,654)
Defined benefit pension fund assets phased in during transition	(375)	(378)	(470)
DVA related to liabilities and derivatives phased in during transition	168	104	228
Other adjustments and deductions phased in during transition	(35)	(24)	(92)
Common equity tier 1 capital (fully phased-in)	$165,875	$161,831	$153,089

Risk-weighted Assets – As reported to Basel 3 (fully phased-in)	3Q16	2Q16	3Q15
As reported risk-weighted assets	$1,545,984	$1,561,567	$1,391,672
Change in risk-weighted assets from reported to fully phased-in	(23,501)	(19,600)	22,989
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3, 4]	$1,522,483	$1,541,967	n/a
Basel 3 Standardized approach risk-weighted assets (fully phased-in)			$1,414,661

Risk-weighted Assets – (fully phased-in)	3Q16	2Q16	3Q15
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	$1,409,217	$1,413,966	$1,414,661
Change in risk-weighted assets for advanced models	113,266	128,001	(17,157)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3, 4]	$1,522,483	$1,541,967	$1,397,504

Basel 3 Regulatory Capital Ratios	3Q16	2Q16	3Q15
As reported Common equity tier 1 (transition)	11.0 %	10.6 %	11.6 %
Standardized approach Common equity tier 1 (fully phased-in)	11.8	11.4	10.8
Advanced approaches Common equity tier 1 (fully phased-in) [3, 4]	10.9	10.5	11.0

n/a = not applicable

[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 27. Under the applicable bank regulatory rules, the Corporation is not required to and, accordingly, will not restate previously-filed capital ratios in connection with the change in accounting method related to certain debt securities. The cumulative impact of this change would have resulted in an insignificant pro forma change of the Corporation's capital ratios.

[2] Prior to the fourth quarter of 2015, Bank of America was required to report regulatory capital using the Standardized approach. In connection with its exit from parallel run in the fourth quarter of 2015, Bank of America began to report regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy.

[3] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the IMM. As of September 30, 2016, BAC did not have regulatory approval for the IMM model.

[4] As previously disclosed, with the approval to exit parallel run, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets under the Advanced approaches beginning in the fourth quarter of 2015.

Bank of America
24

Notes 25 A Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. Prior to the third quarter of 2016, GLS were referred to as “Global Excess Liquidity Sources.” B Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. Prior to the third quarter of 2016, the TTF metric incorporated only the GLS of the BAC parent company. Effective September 30, 2016, the TTF metric was expanded to include the GLS of NB Holdings, following changes in the Corporation’s liquidity management practices, initiated in connection with the Corporation’s resolution planning activities, that include maintaining at NB Holdings GLS previously held at the BAC parent company. For the period shown in 2015, we have included in the amount of unsecured contractual obligations the liability, including estimated costs, for the previously announced BNY Mellon private-label securitization settlement. In 1Q16, settlement payment was made for $8.5B. C The numerator of the SLR is quarter-end Basel 3 Tier 1 capital calculated on a fully phased-in basis. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. D Revenue for all periods included net DVA on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($127MM), ($164MM) and $12MM for 3Q16, 2Q16 and 3Q15, respectively. Net DVA gains (losses) included in FICC revenue were ($121MM), ($159MM) and $18MM for 3Q16, 2Q16 and 3Q15, respectively. Net DVA gains (losses) included in equities revenue were ($6MM), ($5MM) and ($6MM) for 3Q16, 2Q16 and 3Q15, respectively. E VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $23MM, $24MM and $24MM for 3Q16, 2Q16 and 3Q15, respectively.

Forward-Looking Statements 26 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent Bank of America's current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2015 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to distinguish certain aspects of the New York Court of Appeals' ACE Securities Corp. v. DB Structured Products, Inc. (ACE) decision or to assert other claims seeking to avoid the impact of the ACE decision; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company’s recorded liability and estimated range of possible loss for its representations and warranties exposures; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possible outcome of LIBOR, other reference rate, financial instrument and foreign exchange inquiries, investigations and litigation; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates (including negative or continued low interest rates), currency exchange rates and economic conditions; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior and other uncertainties; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the impact on the Company’s business, financial condition and results of operations from a protracted period of lower oil prices or ongoing volatility with respect to oil prices; our ability to achieve our expense targets; adverse changes to the Company’s credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including the potential adoption of total loss-absorbing capacity requirements; the potential for payment protection insurance exposure to increase as a result of Financial Conduct Authority actions; the possible impact of Federal Reserve actions on the Company’s capital plans; the possible impact of the Company’s failure to remediate deficiencies identified by banking regulators in the Corporation’s Recovery and Resolution plans; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, FDIC assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; the impact on the Company’s business, financial condition and results of operations from the potential exit of the United Kingdom from the European Union; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. Beginning in the first quarter of 2016, the Corporation classifies operating leases in other assets on the Consolidated Balance Sheet. For December 31, 2015 and September 30, 2015 $6.0B and $5.6B, respectively, of operating leases were reclassified from loans and leases to other assets to conform to this presentation. Additionally, amounts related to these leases were reclassified from net interest income to other income and other general operating expenses on the Consolidated Statement of Income. • The Corporation may present certain key performance indicators and ratios excluding certain items (e.g., debit valuation adjustments, charge-offs related to the settlement with the DOJ) which result in non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended September 30, 2016 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis, are non- GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $228MM, $223MM, $215MM, $225MM and $227MM for 3Q16, 2Q16, 1Q16, 4Q15 and 3Q15, respectively. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on the Standardized and Advanced approaches under Basel 3 and supplementary leverage ratio final rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, but also incorporate operational risk and a credit valuation adjustment component. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. Bank of America received approval to begin using the Advanced approaches capital framework to determine risk-based capital requirements beginning in the fourth quarter of 2015. As previously disclosed, with the approval to exit parallel, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets under the Advanced approaches beginning in the fourth quarter of 2015. These Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of September 30, 2016, BAC did not have regulatory approval for the IMM model. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk- weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile and strategic plans. As a result of this process, in the first quarter 2016, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 27